AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into on January 31, 2014, among Eclipse Identity Recognition Corporation, a Nevada corporation (“Seller”), Eclipse Identity Recognition Corp., a Delaware corporation (the “Company"), Stephen Miller (“Miller”) and the other former stockholders of the Company who are signatories hereto (the “Purchasers”).

WITNESSETH:

WHEREAS, the Seller currently owns all the issued and outstanding capital stock of the Company (the "Shares");

WHEREAS, the parties now desire to unwind the transactions contemplated by the Share Exchange Agreement dated as of January 16, 2013 (the "Original Agreement") which was consummated on April 4, 2013 with the effect that the Purchasers will acquire from the Seller the Shares and the parties will return to their respective positions prior to the said date upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1

Certain Definitions. As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

(a)

“Action” means any administrative, regulatory, judicial or other proceeding by or before any Governmental Authority or arbitrator.

(b)

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings.

(c)

“Business Day” means a day on which banks are open for business in New York, New York.

(d)

“Claims” means any and all claims, demands or causes of action, relating to or resulting from an Action.

(e)

“Contract” means any contract, agreement, indenture, deed of trust, license, note, bond, mortgage, lease, guarantee and any similar understanding or arrangement, whether written or oral.

(f)

“Employees” means individuals who provide employment or employment-type services to the Company or the Seller as of the date hereof, other than any such individuals who cease such employment prior to the Closing, but including any such individuals hired after the date hereof and prior to the Closing.

(g)

“Employee Benefit Plan” means any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any Employee or Former Employee, officer or director of the Company or the Seller or any beneficiary or dependent thereof that is sponsored or maintained by the Company or the Seller or contribute or are obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

(h)

“Employment Agreement” means a written Contract or offer letter with or addressed to any Employee or Former Employee pursuant to which the Company or the Seller shall, directly or indirectly, have any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

(i)

“Encumbrances” means security interests, liens, Claims, charges, title defects, deficiencies or exceptions (including, with respect to real property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges, easements, encroachments, restrictions on use, rights of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever.

(j)

“Former Employee” means individuals who, prior to the Closing, provided employment or employment-type services to the Company or the Seller.

(k)

“GAAP” means United States generally accepted accounting principles.

(l)

“Governmental Authority” means any supranational, national, federal, state or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established by a Governmental Authority to perform any of such functions.

(m)

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for money borrowed; (ii) all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(iii) all obligations of such Person issued or assumed for deferred purchase price payments associated with acquisitions, divestments or other transactions; (iv) all obligations of such Person under leases required to be capitalized in accordance with GAAP, as consistently applied by such Person, and (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, guarantees or similar credit transaction, excluding in all cases in clauses (i) through (v) current accounts payable, trade payables and accrued liabilities incurred in the ordinary course of business.

(n)

“IRS” means the Internal Revenue Service of the United States of America.

(o)

“Laws” means all United States federal, state or local or foreign laws, constitutions, statutes, codes, rules, regulations, ordinances, executive orders, decrees or edicts by a Governmental Authority having the force of law.

(p)

“Liabilities” means any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

(q)

“Material Adverse Effect” means, with respect to a Person, any change, effect, event, occurrence or state of facts which would reasonably be expected to be materially adverse to the business, operations or financial condition of such Person, and its Subsidiaries, taken as a whole, or on the ability of such Person to consummate the transactions contemplated by this Agreement, other than any change, effect, event, occurrence or state of facts (1) that is generally applicable in the economy of the United States, (2) that is generally applicable in the United States securities markets, (3) generally affecting the industry in which the Person operates, (4) arising from or related to an act of international terrorism, or (5) relating to the announcement or disclosure of this Agreement and the transactions contemplated hereby.

(r)

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or Governmental Authority.

(s)

“Required Consents” means, collectively, (1) each consent or novation with respect to any Contract to which the Seller or the Company is a party or by which any of its assets are bound required to be obtained from the other parties thereto by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid the invalidity of the transfer of such Contract, the termination or acceleration thereof, giving rise to any obligation to make a payment thereunder or to any increased, additional or guaranteed rights of any person thereunder, a breach or default thereunder or any other change or modification to the terms thereof, and (2) each registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required from any third party or Governmental Authority by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(t)

“SEC” means the Securities and Exchange Commission.

(u)

“Securities Act” means the Securities Act of 1933, as amended.

(v)

“Subsidiaries” of any entity means, at any date, any Person (a) the accounts of which would be consolidated with those of the applicable entity in such entity's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, or (b) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or more than fifty percent (50%) of the profits or losses of which are, as of such date, owned, controlled or held by the applicable entity or one or more subsidiaries of such entity.

(w)

“Tax” means any federal, state, local or foreign taxes, including but not limited to any income, gross receipts, payroll, employment, excise, severance, stamp, business, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, lease, lease use, transfer, registration, value added tax, or similar tax, any alternative or add-on minimum tax, and any estimated tax, in each case, including any interest, penalty, or addition thereto, whether disputed or not.

(x)

“Tax Benefit” means the Tax effect of any item of loss, deduction or credit or any other item (including increases in Tax basis) which decreases Taxes paid or required to be paid, including any interest with respect thereto or interest that would have been payable but for such item.

(y)

“Tax Returns” means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of Taxes.

(z)

“Taxing Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

Section 1.2

References and Title. All references in this Agreement to articles, sections, subsections and other subdivisions refer to the articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any section or subdivision are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.  The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this Section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur.  Pronouns in masculine, feminine and neutral genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

ARTICLE II

PURCHASE AND SALE OF SHARES

Section 2.1   Purchase and Sale of Shares.  Upon the terms and subject to the conditions set forth herein, and on the basis of the representations and warranties contained herein, at the Closing, the Seller shall sell, convey, transfer, assign and deliver to the Purchasers, and the Purchasers shall purchase, acquire and accept from the Seller, all of the Seller's right, title and interest in and to the Shares, free and clear of any Encumbrance, such Shares constituting one hundred percent (100%) of the Company’s outstanding capital stock on a fully-diluted basis. Schedule 2.1 provides the name of each Purchaser and the respective amount of the Shares being purchased and acquired by each such Purchaser.

Section 2.2

Purchase Price.  The purchase price for the Shares (the “Purchase Price”) shall be the One Hundred Ninety Six Million (196,000,000) shares of common stock of Seller (the “Consideration Shares”) which were issued to the Purchasers pursuant to the Original Agreement.  The Consideration Shares shall be delivered by the Purchasers to the Seller to be cancelled at Closing.

Section 2.3

Closing.  The closing (the “Closing”) of the acquisition of the Shares by the Purchasers in consideration for the Consideration Shares (the “Transaction”)  shall occur at the offices of David Lubin & Associates, PLLC, counsel for the Purchasers, within two (2) Business Days after the date on which all of the conditions and obligations of the Parties as set forth in Articles 7 and 8 of this Agreement shall have been substantially satisfied in all material respects or otherwise duly waived, or on such other date and at such other place and date as the Purchasers and the Seller may hereafter agree upon in writing   (such  date  and  time  of  the  Closing  being  referred  to  herein as  the            “Closing Date”).

Section 2.4

Deliveries by the Company and the Purchasers.  At   prior to the Closing, the Company and the Purchasers or a duly appointed representative of the Purchasers shall deliver to the Seller:

(a)

An irrevocable letter issued to the transfer agent for the Seller to cancel the Consideration Shares issued in the name of each Purchaser;

(b)

The resignation of Miller as an officer and director of the Seller;

(c)

The Required Consents;

(d)

The Mutual Release executed among the Purchasers and the Seller, duly executed by each of the Purchasers;

(e)

The Promissory Note attached hereto as Exhibit A; and

(f)

Such other documents and instruments as reasonably requested by the Seller.

Section 2.5

Deliveries by the Seller.  At or prior to the Closing, the Seller shall deliver to the Purchasers of their representative the following:

(a)

Stock certificates representing the Shares issued to each Purchaser as indicated on Schedule 2.1;

(b)

 Evidence that the Seller has commenced the process to change the name of the Seller to a name acceptable to the Purchasers;

(c)

A good standing certificate of each of the Seller and the Company, dated not more than two (2) Business Days prior to the Closing Date;

(d)

The Mutual Release executed among the Purchasers and the Seller, duly executed by the Seller;

(e)

All documents and records relating to the Company and copies of all accounting books, records, ledgers and electronic data processing materials; and

(f)

Such other documents and instruments as reasonably requested by the Purchasers.

Section 2.6

Further Assurances.  From time to time from and after the Closing Date, as and when reasonably requested by a Party, the other Parties shall execute and deliver all such other instruments and shall take further actions as the Party reasonably may deem necessary or desirable in order to confirm or record or otherwise effectuate the purchase and sale of the Shares and the Consideration Shares.

ARTICLE III

THE CONSIDERATION SHARES

Section 3.1

Consideration Shares.  The exchange of the Shares by the Seller to the Purchasers in consideration for the return by the Purchasers to the Seller of the Consideration Shares shall be deemed to be in full satisfaction of all rights of each of the Seller and the Purchasers.  After the Closing, the Purchasers shall cease to have any rights as shareholders of the Seller and the Seller shall cease to have any rights as a shareholder of the Company.

Section 3.2

Registration Exemption.  It is intended that the Shares to be issued pursuant to this Agreement will be issued pursuant to Section 4(2) of the Securities Act and therefore shall not require registration under the Securities Act or any relevant state Law.

Section 3.3

Restrictive Legends.  Certificates evidencing the Shares pursuant to this Agreement may bear one or more of the following legends, including without limitation, any legend required by the laws of any jurisdiction in which a holder of Shares resides, and any legend required by applicable law:

 “TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Section 3.4

The Company.  Effective as of the Closing, the Company shall be owned by the Purchasers and the Seller and its affiliates will have no interest in the Company or its assets.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

As an inducement to the Purchasers to enter into this Agreement and to consummate the transactions contemplated herein, the Seller represents and warrants to each Purchaser as follows:

Section 4.1

Authorization.  The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  The Seller has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

Section  4.2

Corporate Power and Authority. The Seller has all requisite power and authority to enter into and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement (collectively, the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby.  The execution, delivery, and performance of this Agreement and the Transaction Documents by the Seller and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Seller and no other action or corporate proceeding on the part of the Seller is necessary to authorize the execution, delivery, and performance by the Seller of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.  This Agreement and each of the Transaction Documents have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms.

Section  4.3

Conflicts; Consents and Approvals.  Neither the execution and delivery by the Seller of this Agreement and the Transaction Documents to be executed and delivered by it in connection with this Agreement or the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will:

(a)

conflict with, or result in a breach of any provision of, the Articles of Incorporation or Bylaws of the Seller;

(b)

violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Seller or the Shares under any of the terms, conditions or provisions of (1) the organizational documents of the Seller, (2) any Contract to which the Seller is a party or to which any of its properties or assets may be bound which, if so affected, would either have a Material Adverse Effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (3) any permit, registration, approval, license or other authorization or filing to which the Seller is subject or to which any of its properties or assets may be subject;

(c)

require any action, consent or approval of any non-governmental third party, other than the consent of the Seller’s Board of Directors;

(d)

violate any order, writ, or injunction, or any decree, or Law applicable to the Seller or any of its business, properties, or assets; or

(e)

require any act, consent or approval of, or review by, or registration or filing by the Seller with any Governmental Authority other than the filing of a Current Report on Form 8-K regarding the consummation of the transactions contemplated hereby.

Section 4.4

The Shares.  As of the Closing, all of the Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights.  Upon delivery to the Purchasers of the certificates representing the Shares, the Purchasers will acquire good and valid title to such Shares, free and clear of any Encumbrances, other than restrictions under applicable securities laws.

Section 4.5

No Material Adverse Effect.  As of the date of this Agreement, (a) the Seller has (1) maintained its books and records in accordance with past accounting practice, and (2) used all reasonable commercial efforts to preserve intact the assets and the business organization and operations of the Seller, to keep available the services of its employees and to preserve its relationships with customers, suppliers, licensors, licensees, contractors and other persons with whom the Seller have business relations, (b) no Material Adverse Effect on the Seller has occurred, and (c) there has been no event, occurrence or development that has had, or would reasonably be expected to have, a material adverse effect on the ability of the Seller to timely consummate the transactions contemplated hereby.

Section 4.6

Compliance with Law.  The Seller and each of its officers,  directors, employees and agents has complied in all respects with all Laws applicable to the Seller and its operations.  Neither the Seller nor any of its officers, directors or agents has received any notice from any Governmental Authority that the Seller has been or is being conducted in violation of any applicable Law or that an investigation or inquiry into any noncompliance with any applicable Law is ongoing, pending or threatened.

Section 4.7

Litigation. There is no Action pending or threatened against the Seller or any of its officers or directors in each case that (a) relates to the Seller, its assets or its business, including without limitation, the Shares, or (b) as of the date hereof, seeks, or could reasonably be expected, to prohibit or restrain the ability of the Seller to enter into this Agreement or to timely consummate any of the transactions contemplated hereby, and there is no reasonable basis for any such Action.  There are no judgments, decrees, agreements, memoranda of understanding or orders of any Governmental Authority outstanding against the Seller.

Section 4.8

Contracts. The Seller is not a party to, or bound by, any Contract  other than as disclosed in the SEC Reports.

Section 4.9

Debts and Guaranties.  As of the Closing, the Seller will have no debts, liabilities, obligations, direct, indirect, absolute or contingent, whether accrued, vested or otherwise, whether known or unknown, other than an aggregate of no more than $1,000 in current liabilities.  In addition, the Seller is not directly or indirectly (a) liable, by guarantee or otherwise, upon or with respect to, or (b) obligated to provide funds with respect to, or to guarantee or assume, any Indebtedness or other obligation of any Person.

Section 4.10

SEC Reports; Financial Statements.  The Seller has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Seller included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Seller as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.11

Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Seller has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice which in the aggregate will not exceed $1,000 as of the Closing Date and (B) liabilities not required to be reflected in the Seller’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Seller has not altered its method of accounting, (iv) the Seller has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, or made any agreements to purchase, any shares of its capital stock and (v) the Seller has not issued any equity securities to any officer, director or Affiliate. The Seller does not have pending before the SEC any request for confidential treatment of information.  Except for the issuance of the Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Seller or its business, properties, operations or financial condition, that would be required to be disclosed by the Seller under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Business Day prior to the date that this representation is made.

Section 4.12

No Brokers or Finders.  The Seller has not, nor have any of its Affiliates, employed any broker or finder or incurred any Liability for any brokerage or finder's fee or commissions or similar payment in connection with the transactions contemplated herein, and no Person has or will have any right, interest or valid claim against or upon the Seller, the Company or its or their Affiliates for any such fee or commission.

Section 4.13

Tax Matters.

(a)

The Seller has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it, pursuant to the Laws or administrative requirements of each Governmental Body with taxing power over it or its assets.  As of the time of filing, all such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, and other matters of the Seller and any other information required to be shown thereon.  An extension of time within which to file any such Tax Return that has not been filed has not been requested or granted.  Schedule 4.13(a) lists all state, local and foreign jurisdictions in which the Seller has previously filed or currently files Tax Returns, which are all of the state, local or foreign taxing jurisdictions in which the Seller has been or is required to file Tax Returns.  There is no audit, Action, Claim or any investigation or inquiry, whether formal or informal, public or private, now pending or threatened against or with respect to the Seller in respect of any Tax.

(b)

With respect to all amounts in respect of Taxes imposed on the Seller or for which it is or could be reasonably liable, whether to Governmental Authorities (as, for example, under Law) or to other Persons (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods since its inception through the Closing, (i) all applicable tax laws and agreements have been complied with in all material respects, (ii) all such amounts required to be paid by the Seller to Governmental Authorities or others on or before the date hereof have been paid, and (iii) reserves have been established for the payment of all Taxes not yet due and payable, which reserves are reflected in the Financial Statements (described below) and are adequate and in accordance with the past custom and practice of the Seller.

(c)

As of the date hereof, the Seller has not requested, executed or filed with the IRS or any other Governmental Authority any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which the Seller could be liable and which still is in effect. There exists no tax assessment, proposed or otherwise, against the Seller nor any Encumbrance for Taxes against any assets or property of the Seller.

(d)

All Taxes that the Seller is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authorities or other Person.

(e)

The Seller is not a party to, bound by or subject to any obligation under any tax sharing, tax indemnity, tax allocation or similar agreement.

(f)

There is no Claim, audit, Action, proceeding, or investigation with respect to Taxes due or claimed to be due from the Seller or of any Tax Return filed or required to be filed by the Seller pending or threatened against or with respect to the Seller. The Seller has not filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Seller.

Section 4.14

Full Disclosure.  No representation or warranty of the Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.  There is no fact known to the Seller that Materially Adversely affects or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition or results of operations of the Seller that has not been set forth in this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated herein, each Purchaser severally represents and warrants to the Seller as follows:

Section 5.1

Organization.  Each Purchaser which is an entity is duly organized and validly existing under the laws of its state of formation and has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

Section 5.2

Power and Authority. Each Purchaser has all requisite power and authority, corporate or otherwise, to enter into and deliver this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and the Transaction Documents by each Purchaser and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no other action or proceeding on the part of such Purchaser is necessary to authorize the execution, delivery and performance by such Purchaser of this Agreement and the Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby.  This Agreement and each of the Transaction Documents have been duly executed and delivered by each Purchaser and constitute the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with their respective terms.

Section 5.3

Conflicts; Consents and Approvals.  Neither the execution and delivery by each Purchaser of this Agreement and the Transaction Documents to be executed and delivered by it in connection with this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will:

(a)

conflict with, or result in a breach of any provision of, the organizational documents of each Purchaser which is an entity;

(b)

violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (1) the organizational documents of the Purchaser, (2) any Contract to which such Purchaser is a party or to which any of its respective properties or assets may be bound which, if so affected, would either have a Material Adverse Effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (3) any permit, registration, approval, license or other authorization or filing to which such Purchaser is subject or to which any of its properties or assets may be subject;

(c)

require any action, consent or approval of any Governmental Authority or non-governmental third party;  or

(d)

violate any order, writ or injunction, or any material decree, or material Law applicable to such Purchaser or any of its businesses, properties or assets.

Section  5.4

Title to Consideration Shares.  Each Purchaser is the sole record and beneficial owner of the Consideration Shares indicated next to its name on Schedule 2.1 and has good and marketable title to the Consideration Shares, free and clear of all Encumbrances. Upon Closing, the Seller shall be the lawful record and beneficial owner of the Consideration Shares, free and clear of all Encumbrances.

Section 5.5

Securities Representations.

(a)

Investment Purposes.  Each Purchaser is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws.  No other Person has a direct or indirect beneficial interest in, and such Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to, the Shares or any part thereof that would be in violation of the Securities Act or any state securities or "blue-sky" laws or other applicable Law.

(b)

No General Solicitation.  Each Purchaser is not receiving the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or presented at any seminar or similar gathering; or any solicitation of a subscription by a Person, other than Purchaser personnel, previously known to such Purchaser.

(c)

No Obligation to Register Shares.  Each Purchaser understands that there is no obligation of any Person to register the Shares under the Securities Act, or to assist the Purchaser in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.  Such Purchaser understands that the Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available.  All certificates evidencing the Shares will bear a legend stating that the Shares have not been registered under the Securities Act or state securities laws and they may not be resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

(d)

Investment Experience.  Each Purchaser, or such Purchaser’s professional advisor, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement.  By reason of the business and financial experience of such Purchaser or its professional advisor, such Purchaser can protect its own interests in connection with the transactions described in this Agreement.  Such Purchaser is able to afford the loss of its entire investment in the Shares.

(e)

Exemption from Registration.  Each Purchaser acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act.  In furtherance thereof, in addition to the other representations and warranties of such Purchaser made herein, such Purchaser further represents and warrants to and agrees with the Purchaser as follows:

(1)

Such Purchaser has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to the Shares;

(2)

Such Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Company and the Shares;

(3)

Such Purchaser has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Seller and the Company and all other information it has requested; and

(4)

Such Purchaser has received and reviewed the documents filed by the Seller with the SEC and has also considered the uncertainties and difficulties frequently encountered by companies such as the Company.

(f)

No Reliance.  Other than as set forth herein, each Purchaser is not relying upon any other information, representation or warranty by the Seller or the Company or any officer, director, stockholder, agent or representative of the Seller in determining to exchange its Consideration Shares for the Shares.  Such Purchaser has consulted, to the extent deemed appropriate by such Purchaser, with such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning this exchange and an investment in the Shares and on that basis believes that its investment in the Shares is suitable and appropriate for such Purchaser.

(g)

No Governmental Review.  Each Purchaser is aware that no federal or state agency has (1) made any finding or determination as to the fairness of this investment, (2) made any recommendation or endorsement of the Shares or the Company, or (3) guaranteed or insured any investment in the Shares or the Seller or the Company.

Section 5.6

Full Disclosure.  No representation or warranty of a Purchaser in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

 ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Purchasers to enter into this Agreement and to consummate the transactions contemplated herein, the Company represents and warrants to the Purchasers as follows:

Section 6.1

Organization.  The Company is a corporation duly organized and validly existing under the laws of Delaware.  The Company has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

Section 6.2

Corporate Power and Authority.  The Company has all requisite corporate power and authority to enter into and deliver this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby.  The execution, delivery, and performance of this Agreement and the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no other corporate action or corporate proceeding on the part of the Company is necessary to authorize the execution, delivery and

performance  by  the  Company  of  this  Agreement   and   the   Transaction   Documents   and   the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and each of the Transaction Documents have been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms.

Section 6.3

Conflicts; Consents and Approvals.  Neither the execution and delivery by the Company of this Agreement and the Transaction Documents to be executed and delivered by it in connection with this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will:

(a)

conflict with, or result in a breach of any provision of, the Certificate of Incorporation or Bylaws of the Company;

(b)

violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (1) the Certificate of Incorporation or Bylaws of the Company, (2) any Contract to which the Company is a party or to which any of its properties or assets may be bound which, if so affected, would either have a Material Adverse Effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (3) any permit, registration, approval, license or other authorization or filing to which the Company is subject or to which any of its properties or assets may be subject;

(c)

require any action, consent or approval of any non-governmental third party, other than as may be provided pursuant to the Contracts listed on Schedule 6.3;

(d)

violate any order, writ, or injunction, or any decree, or Law applicable to the Company or business, properties, or assets; or

(e)

require any action, consent or approval of, or review by, or registration or filing by the Company with any Governmental Authority, other than as may be indicated on Schedule 6.3.

Section 6.4

Capital Structure.  The Company’s authorized capital consists of (a) 99,000,000,000 shares of common  stock, with a par value of $0.0001 per share, 93,745,000 of which are issued and outstanding,  (i) with each holder thereof being entitled to cast one vote for  each  Share  held  on  all  matters  properly submitted  to  the shareholders for their vote; and (ii) there being no  pre-preemptive  rights and no cumulative voting and (b) 1,000,000 shares of blank check preferred stock, none of which are issued and outstanding.  The Company has no shares reserved for issuance pursuant to a stock option plan or pursuant to securities exercisable for, or convertible into or exchangeable for, shares of common  stock.   All  of  the  issued  and  outstanding  Shares  are  duly

authorized, validly issued, fully paid and nonassessable and owned by the Seller.  The Shares constitute one hundred percent (100%) of the issued and outstanding capital stock of the Company on a fully-diluted basis, and, upon the Closing, the Purchasers will own one hundred percent (100%) of the issued and outstanding capital stock of the Company.

No shares of capital stock of the Company are subject to preemptive rights or any other similar rights.  There are (i) no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, proxies, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act or any other Law, and (iii) no anti-dilution or price adjustment provisions contained in any security issued by the Company (or any agreement providing any such rights).

Section 6.5

Intellectual Property.

(a)

For the purposes of this Agreement, the following terms have the following definitions:

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all patents and applications therefor throughout the world, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world, (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Registered Intellectual Property” means all: (i) registered patents and applications for patent registration (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

“Company Intellectual Property” shall mean any Intellectual Property or Registered Intellectual Property that is owned by, or licensed to, the Company.

(b)

To the knowledge of the Company and the Seller, no Company Intellectual Property or product or service of the Company is subject to any Action or Claim which may affect the validity, use or enforceability of such Company Intellectual Property.  Except as set forth in the Contracts listed on Schedule 6.5, there is no stipulation restricting in any manner the use, transfer, or licensing thereof by the Company.

           (c)  Schedule 6.5 is a complete and accurate list of all the Company Intellectual Property.

                  To the knowledge of the Company and Seller, each item of the Company Intellectual

                  Property is valid and subsisting.

(d)

The Company owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted) to, each item of the Company Intellectual Property free and clear of any Encumbrances (excluding licenses and related restrictions).

(e)

Schedule 6.5 lists all Contracts to which the Company is a party (i) with respect to the Company Intellectual Property licensed or transferred to any Person or (ii) pursuant to which a Person has licensed or transferred any Intellectual Property to the Company.

(f)

The Contracts relating to the Company Intellectual Property listed on Schedule 6.5 are in full force and effect.  The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such Contracts.  The Company is in compliance with, and has not breached any term of such Contracts and, to the knowledge of the Company and Seller, all other parties to such Contracts are in compliance with, and have not breached any term of, such Contracts.  Following the Closing, the Company will be permitted to exercise all the rights under such Contracts to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments.

           (g)  The Company possesses all the Intellectual Property rights necessary to effectuate its business and operations as currently conducted.  To the knowledge of the Company and

                  Seller, the Company has not infringed or misappropriated any Intellectual Property of any third party or engaged in unfair competition or any unlawful trade practice.  The Company has not received notice from any third party that the operation of its business, or any act,

                  product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction. To the knowledge of the Company and Seller, no Person has infringed or misappropriated or is infringing or misappropriating any of the Company Intellectual

                 Property.

          (h)  The Company has taken reasonable steps to protect the rights of the Company in its confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company.

Section 6.6

Tax Matters.

(a)

The Company has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it, pursuant to the Laws or administrative requirements of each Governmental Body with taxing power over it or its assets.  As of the time of filing, all such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, and other matters of the Company and any other information required to be shown thereon.  An extension of time within which to file any such Tax Return that has not been filed has not been requested or granted.  Schedule 6.6 lists all state, local and foreign jurisdictions in which the Company has previously filed or currently files Tax Returns, which are all of the state, local or foreign taxing jurisdictions in which the Company has been or is required to file Tax Returns.  There is no audit, Action, Claim or any investigation or inquiry, whether formal or informal, public or private, now pending or threatened against or with respect to the Company in respect of any Tax.

(b)

With respect to all amounts in respect of Taxes imposed on the Company or for which they are or could be reasonably liable, whether to Governmental Authorities (as, for example, under Law) or to other Persons (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods since its inception through the Closing, (i) all applicable tax laws and agreements have been complied with in all material respects, (ii) all such amounts required to be paid by the Company to Governmental Authorities or others on or before the date hereof have been paid and (iii) reserves have been established for the payment of all Taxes not yet due and payable, which reserves are reflected in the financial statements of the Seller and are adequate and in accordance with the past custom and practice of the Company.

(c)

As of the date hereof, the Company has not requested, executed or filed with the IRS or any other Governmental Authority any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which the Company could be liable and which still is in effect.  There exists no tax assessment, proposed or otherwise, against the Company nor any Encumbrance for Taxes against any assets or property of the Company.

(d)

All Taxes that the Company is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authorities or other Person.

(e)

The Company is not a party to, bound by or subject to any obligation under any tax sharing, tax indemnity, tax allocation or similar agreement.

(f)

There is no Claim, audit, Action, proceeding or investigation with respect to Taxes due or claimed to be due from the Company or of any Tax Return filed or required to be filed by the Company pending or threatened against or with respect to the Company.

Section 6.7

Properties and Assets.  Schedule 6.7 lists all properties and assets of the Company, indicating which properties and assets are owned and which ones are subject to lease agreements.  The Company has good and marketable title to all of its properties and assets, real and personal, free and clear of all Encumbrances.  All equipment used by the Company is generally in good operating condition and repair and is adequate for the uses to which it is being put.

Section 6.8

Compliance with Law.  The Company and each of the officers, managers, directors, employees and agents of the Company has complied in all respects with all Laws applicable to the Company and its operations.  Neither the Company nor any of its officers, managers, directors, Affiliates, employees, or agents has received any notice from any Governmental Authority that the Company has been or is being conducted in violation of any applicable Law or that an investigation or inquiry into any noncompliance with any applicable Law is ongoing, pending or threatened.

Section 6.9

Litigation. There is no Action pending or, to the knowledge of the Company and Seller, threatened against the Company that relates to the Company, its assets or its business, and to the knowledge of the Company and Seller, there is no reasonable basis for any such Action.  There are no judgments, decrees, agreements, memoranda of understanding or orders of any Governmental Authority outstanding against the Company.

Section 6.10

Contracts.  Schedule 6.10 contains a complete list, as of the date hereof, of all Contracts to which the Company is, or will be at Closing, a party or bound, or that otherwise relate to its business or assets.  The Company has made available to the Purchaser or its representatives correct and complete copies of all such Contracts with all amendments thereof.  Each such Contract is, and will at Closing be, valid, binding and enforceable against the Company and the other parties thereto in accordance with its terms, and is, and will at Closing be, in full force and effect.  The Company is not, and will not at Closing be, in default under or in breach of or otherwise delinquent in performance under any such Contract, and no event has occurred, or will as of the Closing have occurred, that, with notice or lapse of time, or both, would constitute such a default.  To the knowledge of the Company and Seller, each of the other parties thereto has performed in all respects all of the obligations required to be performed by it under, and is not in default under, any such Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a default.  There are no disputes pending or threatened in writing with respect to any such Contracts.  Neither the Company nor any other party to any such Contract has exercised any option granted to it to terminate or shorten or extend the term of such Contract, and the Company has not given notice or received notice to such effect.  All of such Contracts will continue to be valid, binding, enforceable and in full force and effect on substantially identical terms following the consummation of the transactions contemplated hereby.

Section 6.11

Labor and Employment Matters.

(a)

There are no collective bargaining agreements, union contracts or similar agreements or arrangements in effect that cover any Employee or Former Employee (each, a "Collective Bargaining Agreement"). With respect to any Employee, (i) there is no labor strike, dispute, slowdown, lockout or stoppage pending or threatened against the Company or with respect to any

Employees, and the Company has not experienced any labor strike, dispute, slowdown, lockout or stoppage;  and (ii) there is no grievance or arbitration arising out of any Collective Bargaining Agreement or other grievance procedure.

(b)

The Company is in compliance in all material respects with all Laws, regulations and orders relating to the employment of labor, including all such Laws, regulations and orders relating to wages, hours, and any similar state or local "mass layoff" or "plant closing" Law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

Section 6.12

Permits; Compliance.   The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as it will be conducted through to the Closing (collectively, the “Permits”).  All such Permits are listed on Schedule 6.12.  There is no Action pending or, to the knowledge of the Company and Seller, threatened regarding any of the Permits, and each such Permit is in full force and effect.  The Company is not in conflict with, or in material default (or would be in default with the giving of notice, the passage of time, or both) with, or in violation of, any of the Permits.

Section 6.13

Environmental Matters. There are no past or present violations of Environmental Laws (as defined below) by the Company, releases of any material into the environment by the Company, actions, activities, circumstances, conditions, events, incidents, or contractual obligations of the Company which may give rise to any liability of the Company,  and the Company has not received any notice with respect to any of the foregoing, nor is any action pending or threatened in connection with any of the foregoing.  The term “Environmental Laws” means all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.  Other than those that are or were stored, used or disposed of in compliance with applicable Law, no Hazardous Materials are contained by the Company on or about any real property currently owned, leased or used by the Company, and no Hazardous Materials were released by the Company on or about any real property previously owned, leased or used by the Company. There are no underground storage tanks on or under any real property owned, leased or used by the Company.

Section 6.14

Affiliated Transactions.  Other than as set forth on Schedule 6.14, no Affiliate or other family member has directly or indirectly (i) borrowed or been advanced funds from or loaned funds to the Company, (ii) is a party to a Contract with the Company or (iii) engaged in any transaction with the Company.

Section 6.15

Ordinary Course. Since April 2013, the Company’s business has been conducted only in the ordinary and usual course of business consistent with past practice.  Without limiting the generality of the foregoing, the Company has not since April 2013:  (i) suffered any adverse change in its financial condition, the business or operations or in the Company; or (ii) sold, transferred, or otherwise disposed of any material portion of its properties or assets.

Section 6.16

Debts and Guaranties.  As of the Closing Date, the Company will have no debts, liabilities, obligations, direct, indirect, absolute or contingent, whether accrued, vested or otherwise, whether known or unknown. In addition, the Company is not directly or indirectly (a) liable, by guarantee or otherwise, upon or with respect to, or (b) obligated to provide funds with respect to, or to guarantee or assume, any Indebtedness or other obligation of any Person.

Section 6.17

No Brokers or Finders.  The Company has not employed any broker or finder or incurred any Liability for any brokerage or finder's fee or commissions or similar payment in connection with the transactions contemplated herein, and no Person has or will have any right, interest or valid claim against or upon the Company for any such fee or commission.

Section 6.18

Full Disclosure.  No representation or warranty of the Company in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.  There is no fact known to the Company that Materially Adversely affects or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition or results of operations of the Company that has not been set forth in this Agreement.

 ARTICLE VII

ADDITIONAL AGREEMENTS AND COVENANTS

Section 7.1

Access and Information.  Prior to the Closing, the Purchaser, on one hand, and the Company, on the other hand, shall permit representatives of the other to have reasonable access during normal business hours and upon reasonable notice to all premises, properties, personnel, books, records, Company Intellectual Property, technology, technical support, Contracts, commitments, reports of examination and documents of or pertaining to, as may be necessary to permit the other to, at its sole expense, make, or cause to be made, such investigations thereof as the other reasonably deems necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement, and the Purchaser and the Company shall reasonably cooperate with any such investigations.  No investigation by a party or its representatives or advisors prior to or after the date of this Agreement (including any information obtained by a party pursuant to this Section 7.1) shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement nor shall the conduct or completion of any such investigation be a condition to any of such party's obligations under this Agreement.

Section 7.2

Confidentiality.  Each of the parties shall use reasonable efforts to cause their respective Affiliates, officers, directors, employees, auditors, attorneys, consultants, advisors and agents to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other parties, all confidential information of the Purchaser or the Company, as the case may be, that is made available in connection with this Agreement, and will not release or disclose such confidential information to any other Person, except to their respective auditors, attorneys, financial advisors and other consultants, agents, and advisors in connection with this Agreement.  If the Closing does not occur, (a) such confidence shall be maintained by the Parties, and each Party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such Party, its officers, directors or such other Persons in contravention of this Agreement), and (b) upon the request of any Party, the other Party shall promptly return to the requesting Party any written materials remaining in its possession, which materials it has received from the requesting Party or its representatives, together with any analyses or other written materials based upon the materials provided.

Section 7.3

Conduct of Business.  From and after the date hereof until the Closing, except as otherwise expressly contemplated by this Agreement, or as consented to in writing by the Purchasers, the Company shall:

(a)

use reasonable commercial efforts to preserve its business, operations, physical facilities, working conditions and its business relationships with customers, suppliers, licensors, licensees, contractors and other persons with whom it has significant business relations;

(b)

not take any action that would cause a breach of the representations and warranties contained herein;

(c)

not amend its Articles of Incorporation or Bylaws (or other similar governing instrument);

(d)

not split, combine or reclassify any of its shares, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its equity interests, make any other actual or constructive distribution in respect of its interests or otherwise make any payments to holders in their capacity as such, or redeem or otherwise acquire any of its securities or any other securities;

(e)

not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or otherwise permit its corporate existence to be suspended, lapsed or revoked;

(f)

not create or form any Subsidiary;

(g)

other than in the ordinary course of its business, (1) incur or assume any Liability in excess of US$1,000; (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other

Person; (3) make any loans, advances or capital contributions to or investments in any other Person; nor (4) pledge or otherwise Encumber its shares;

(h)

not acquire, sell, lease, license, transfer or otherwise dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $1,000 in the aggregate or that are otherwise material to it other than in the ordinary course of business;

(i)

not (1) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (2) amend, modify, waive or terminate any right under any material contract in any material way; nor (3) authorize any new capital expenditure or expenditures that individually is in excess of $500 or in the aggregate are in excess of $1,000;

(j)

not enter into any Contract;

(k)

issue, promise or contract to issue any securities or instruments convertible into securities of such Person; or

(l)

not make any change with respect to the compensation or benefits of any officer, director or Employee or Former Employee.

Section 7.4

Efforts to Consummate.  Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper or advisable as promptly as practicable to satisfy the conditions set forth in Article VIII, including, without limitation, obtaining any shareholder and director consents and completing all filings required by the SEC and to consummate the transactions contemplated hereby.

Section 7.5

No-Shop. From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with the terms hereof, neither the Company, the Seller nor its or their respective officers, managers, directors, employees, agents, representatives and Affiliates, shall, directly or indirectly, make, solicit, initiate or encourage submission of proposals or offers from any Persons relating to an Acquisition Proposal (as defined below).  As used herein, “Acquisition Proposal” means any proposal or offer involving a liquidation, dissolution, re-capitalization, merger, consolidation or acquisition or purchase of all or substantially all of the assets of, or equity interest in, the Company or any other similar transaction or business combination involving the same.  The Company shall immediately cease and cause to be terminated all discussions or negotiations with third parties with respect to any Acquisition Proposal, if any, existing on the date hereof.

Section 7.6

Notification by the Parties. Each party hereto shall use its reasonable commercial efforts to as promptly as practicable inform the other parties hereto in writing if, prior to the consummation of the Closing, it obtains knowledge that any of the representations and warranties made by such party in this Agreement ceases to be accurate and complete in any material respect (except for any representation and warranty that is qualified hereunder as to materiality or Material Adverse Effect, as to which such notification shall be given if the notifying party obtains knowledge that such representation and warranty ceases to be accurate and complete in any respect).  Each party hereto shall also use its reasonable commercial efforts to promptly inform the other parties hereto in writing if, prior to the consummation of the Closing, it becomes aware of any fact or condition that constitutes, in its reasonable judgment, a breach of any covenant of such party as of the date of this Agreement or that would reasonably be expected to cause any of its covenants to be breached as of the Closing Date.  Any such notification shall not be deemed to have cured any breach of any representation, warranty, covenant or agreement made in this Agreement for any purposes of this Agreement.

Section 7.7

Name Change.  Within three days after the Closing, the Sellers shall have duly filed an application with the FINRA to amend its Articles of Incorporation to change the Seller’s corporate name to one acceptable to the Company (the “Name Change”).

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.1

Conditions to the Sellers’ Obligations to Close.  All obligations of the Seller to consummate the transactions contemplated hereunder are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

(a)

All representations and warranties of the Purchasers contained in this Agreement and the Transaction Documents shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date);

(b)

The Purchasers shall have performed in all material respects each obligation and agreement to be performed by it and shall have complied in all material respects with each covenant required by this Agreement to be performed or complied with by it at or prior to the Closing; and

(c)

Prior to or at the Closing, the Purchasers shall have delivered to the Seller the items to be delivered pursuant to Section 2.4.

Section 8.2

Conditions to the Purchasers' Obligations to Close.  All obligations of the Purchasers to consummate the transactions contemplated hereunder are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

(a)

All representations and warranties of the Company and the Seller contained in this Agreement and the Transaction Documents shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date);

 (b)

The Company and the Seller shall have performed in all respects each obligation and agreement to be performed by it or them, and shall have complied in all respects with each covenant required by this Agreement to be performed or complied with by it or them at or prior to the Closing;

(c)

Prior to or at the Closing, the Seller shall have delivered to the Purchasers the items to be delivered pursuant to Section 2.5; and

(d)

The Seller shall have provided to the Purchaser a final draft of the Seller's filing of a Current Report on Form 8-K disclosing the consummation of the Transaction.

ARTICLE IX

TERMINATION

Section 9.1

Termination. This Agreement may be terminated at any time prior to the consummation of the Closing under the following circumstances:

(a)

by mutual written consent of the Purchasers, the Seller and the Company;

(b)

by the Purchasers, if the Company or Seller has breached this Agreement in any respect and such breach is not cured within ten (10) days after written notice from the Purchasers to the Company and the Seller;

(c)

by the Company or the Seller, if the Purchasers have breached this Agreement in any respect and such breach is not cured within ten (10) days after written notice from the Company or the Seller to the Purchasers; or

(d)

by any party, if there shall be in effect a final, non-appealable order of a court or government administrative agency of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated hereby.

Section 9.2

Termination Procedure.  Written notice of any termination (“Termination Notice”) pursuant to this Article IX shall be given by the party electing termination of this Agreement (“Terminating Party”) to the other parties (collectively, the “Terminated Party”), and such notice shall state the reason for termination.

Section 9.3

Effect of Termination.  Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others.

Section 9.4

Expenses.  The parties shall each bear their own respective expenses incurred in connection with this Agreement and the contemplated Transaction.

ARTICLE X

SURVIVAL

Section 10.1

Survival.  All representations, warranties, covenants and agreements of the parties contained herein shall survive the Closing.  The obligations of the parties pursuant to the Indemnification contained in this Article X shall expire on the applicable statutes of limitations (as tolled by any waiver or extension thereof).

ARTICLE XI

MISCELLANEOUS

Section 11.1

Notices.  All notices or other communications required or permitted hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(1)

If to the Purchasers or to the Company:

Eclipse Identity Recognition Corp.

_________

_________

Attn: Mr. Stephen Miller

Copy to:

David Lubin & Associates, PLLC

10 Union Avenue, Suite 5

Lynbrook, New York 11563

Attn: David Lubin, Esq.

(2)

If to the Seller:

Eclipse Identity Recognition Corporation.

_________

_________

Attn:

Copy to:

W.L. Macdonald Law Corporation

400-570 Granville Street

Vancouver, BC V6C 3P1

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

Section 11.2

Choice of Law.  This Agreement shall be governed, construed and enforced in accordance with the laws of New York, without giving effect to principles of conflicts of law.

Section 11.3

Jurisdiction.  The parties hereby irrevocably consent to the in personam jurisdiction of the competent courts in New York, New York, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder.  The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

Section 11.4

Entire Agreement.  This Agreement and such other agreements related to this transaction executed simultaneously herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings of the parties relating to the subject matter hereof.  No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

Section 11.5

Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

Section 11.6

Amendments.  This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all the Parties.

Section 11.7

Waivers.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

Section 11.8

Counterparts.  This Agreement may be executed simultaneously in counterparts and by facsimile or other electronic means, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.9

Severability.

 If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.10

Interpretation.  The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s).  Each of the parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

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IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date first above written.

ECLIPSE IDENTITY RECOGNITION CORP. By: /s/ Stephen Miller Name: Stephen Miller Title: CEO (Eclipse Delaware)	PURCHASERS:

ECLIPSE IDENTITY RECOGNITION CORPORATION By: /s/ Gregory Rotelli Name: Gregory Rotelli Title: President